EXHIBIT 99.1


              SEARCHHELP CONCLUDES ACQUISITION OF E-TOP-PICS, INC.


BETHPAGE, NY - (BUSINESS WIRE) - June 9, 2005 - SearchHelp, Inc. (OTC: SHLP) is pleased to report that it has concluded the acquisition of E-Top-Pics, Inc., a consumer products marketing company based in Cambridge, Massachusetts. As previously disclosed on May 2nd, 2005, SearchHelp entered into a definitive agreement to acquire E-Top-Pics, Inc. for 4 million restricted shares of SearchHelp common stock which results in SearchHelp having approximately 34 million shares outstanding. For more details concerning the terms of this acquisition, see the 8-K that will be filed with the Securities and Exchange Commission.

William Bozsnyak, SearchHelp's Chairman and CEO said, "The acquisition of E-Top-Pics brings many market opportunities that I deem vital to successfully executing our strategic plan. E-Top-Pics not only possesses top notch management with a proven track record for success, but they hold licensing agreements with five NASCAR racing teams to sell Fuji's "Fujicolor QuickSnap Car Driver Series Camera," a one-time-use flash camera featuring the driver's image, signature and race car number. These cameras are distributed at NASCAR racing events and throughout North America at various mass retailers including Wal-Mart, Target, Brooks, Walgreens, and CVS. In addition, they have strong relationships with major distributors and also with leading suppliers of imaging products like Fuji Film America".

"I would also like to extend a warm welcome to Mr. Brian O'Connor, CEO and Founder of E-Top-Pics who I expect will provide a platform for growth in sales of SearchHelp's existing software products, Sentry At Home and Sentry Remote. Mr. O'Connor has already been influential in forming the basis for SearchHelp to introduce and market its Sentry line of products through E-Top-Pics distribution channels," said Mr. Bozsnyak.

The Consumer Electronics Show (CES) in Las Vegas, from January 6-9, 2005, is where Mr. O'Connor saw his first demonstration of SearchHelp's Sentry At Home web filtering product, and Sentry Remote, SearchHelp's monitoring product. "Mr. O'Connor was impressed by the power of both products and the reception they received. He immediately saw how SearchHelp could capture a huge piece of the child safety software market if the Sentry products were marketed properly," said Joseph Carrizzo, SearchHelp's President. "His interest and insight for marketing our software products is an asset. I am glad to have Mr. O'Connor a part of the SearchHelp management."

Mr. O'Connor commented, "I am extremely excited about joining SearchHelp. The skills and experience of the management team and their focus on delivering value and reliability are key drivers in any successful marketing campaign. Working with SearchHelp to introduce the hidden value of the Company's Internet security and monitoring software to parents, seeking to screen their children's Internet habits, is an undertaking I believe can be profitably realized in the immediate future."

"As I previously stated, one of the many benefits of acquiring E-Top-Pics is that it would open new opportunities for both organizations to achieve their business objectives," said Mr. Carrizzo, "Since E-Top-Pics has a marketing and

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sales infrastructure in place and SearchHelp has two software products ready for market, we expect this acquisition, and the anticipated synergies, to provide many profitable benefits."

ABOUT SEARCHHELP

SearchHelp Inc. markets a line of consumer imaging products through its wholly owned subsidiary E-Top-Pics and utilizes new and emerging technology to develop consumer products and software services oriented toward improving family safety and well-being. The Company sells two proprietary software products which enable parents to monitor and regulate a child's Internet surfing habits, at home and remotely, while the parent is not at home by sending parents timely notification about their child's online activities via email, cell phone alerts and email reports. Additionally, the Company sells, consumer imaging products manufactured by leading suppliers.

Statements in this press release or in other SearchHelp communications may relate to future events or SearchHelp's future performance. Such statements are forward-looking statements and are based on present information SearchHelp has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risks and that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that SearchHelp does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. There can be no assurance that the acquisition will close within this 30-day period, if at all. SearchHelp makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995.

Contact:
SearchHelp, Inc.                             Investor Relations Services, Inc.
Bethpage, NY                                 New Smyrna Beach, FL
Joseph Carrizzo, President                   Jerry Larder
516-922-4765                                 386-409-0200



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